EXHIBIT 10.5

REGIONS FINANCIAL CORPORATION NON-QUALIFIED EXCESS 401(k) PLAN
(AMENDED AND RESTATED AS OF JUNE 1, 2020)

WHEREAS, the AmSouth Bancorporation Supplemental Thrift Plan (“AmSouth Plan”) was established for eligible employees, effective as of January 1, 1995;

WHEREAS, as a result of the merger of AmSouth Bancorporation into Regions Financial Corporation, effective November 4, 2006 (the “Merger”), Regions Financial Corporation (the “Company”) became the sponsor of the AmSouth Plan;

WHEREAS, at the time of the Merger, the Company maintained the Regions Financial Corporation Supplemental 401(k) Plan (“Legacy Regions Plan”);

WHEREAS, the Company merged the Legacy Regions Plan into the AmSouth Plan, effective April 1, 2008, and changed the name of the AmSouth Plan to the Regions Financial Corporation Supplemental 401(k) Plan; and

WHEREAS, the Company changed the name of the Regions Financial Corporation Supplemental 401(k) Plan to the Regions Financial Corporation Non-Qualified Excess 401(k) Plan, effective June 1, 2020 (the “Plan”).

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective as of June 1, 2020 (with provisions effective as specifically provided herein).

ARTICLE I
THE PLAN

1.1Purpose of the Plan. This Plan is intended to restore benefits that are cut back as a result of certain legal limits that apply to the Regions Financial Corporation 401(k) Plan. The group of eligible employees under this Plan shall be limited to a “select group of management or highly compensated employees” within the meaning of ERISA Section 201(2). Benefits provided under this Plan shall be paid solely from the general assets of the Company and participating Affiliates. This Plan, therefore, is exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA. The Company may establish a rabbi trust (the “Trust”) which may be used to pay benefits arising under the Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay such benefits, costs, charges and expenses.

1.2Applicability of the Plan. This Plan applies only to eligible Employees who were in the active employment of the Company or a participating Affiliate on or after January 1, 1995. The Legacy Regions Plan applied only to employees who were identified as eligible under the terms of that plan on and after January 1, 2001. The provisions of this restated Plan are effective January 1, 2014, unless a particular provision has a different effective date specified. Notwithstanding the foregoing, the provisions of this Plan regarding compliance with Code Section 409A and the regulations thereunder are effective January 1, 2005 (or such other date as required for compliance with Section 409A).

ARTICLE II
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

2.1    Account. Account means the bookkeeping account for each Participant that represents the Participant’s total interest under the Plan. A Participant’s Account may consist of one or more of the following subaccounts:

(a)    Salary Reduction Contributions Account means the portion of the Participant’s Account attributable to salary reduction contributions made on the Participant’s behalf, including any gains and losses credited on such contributions.

(b)    Matching Contributions Account means the portion of the Participant’s Account attributable to matching contributions made by the Employer on the Participant’s behalf including any gains and losses credited on such contributions.

(c)    Employer Contributions Account means the portion of the Participant’s Account attributable to employer contributions made by the Employer on the Participant’s behalf, including any gains and losses credited on such contributions.

(d)    Legacy Regions Plan Account means the portion of the Participant’s Account that is attributable to the Participant’s account balance in the Legacy Regions Plan.

(e)    AmSouth Supplemental Thrift Plan Account means the portion of the Participant’s Account attributable to the Participant’s balance in the AmSouth Supplemental Thrift Plan as of March 31, 2008, including any gains and losses credited on such amount.

(f)     Supplemental Executive Retirement Plan Account means the portion of the Participant’s Account attributable to the Participant’s benefit transferred from the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan on or after January 1, 2014, including any gains or losses credited on such amount in accordance with Section 5.2.

A Participant’s Legacy Regions Plan Account shall include any amounts credited to a DC Restoration Plan Account under the Legacy Regions Plan as provided for herein.

2.2    Affiliate. Affiliate means:

(a)    Regions Financial Corporation (prior to November 4, 2006 with regard to the AmSouth Plan, AmSouth Bancorporation), and

(b)    any other entity which, along with the Company, is a member of a controlled group of employers under Code Section 414(b), (c), (m), or (o); provided, however, that neither Morgan Keegan & Company, Inc., BlackArch LLC, nor Regions Insurance Group, Inc. and any of its subsidiary companies shall be considered to be an Affiliate for purposes of coverage under or participation in the Plan or the Legacy Regions Plan and shall only be considered to be an Affiliate to the extent specifically required by law (e.g., for compliance with the Code Section 409A requirement of separation from service with Affiliates for distributions).

2.3    Beneficiary. Prior to April 1, 2008, a Participant’s Beneficiary under this Plan shall be the same person or entity designated as the Participant’s beneficiary under the Regions 401(k) Plan (AmSouth Bancorporation Thrift Plan). Effective April 1, 2008, a Participant shall designate a Beneficiary to receive any benefits due under the terms of this Plan as a result of the death of the Participant on a form and pursuant to the procedures established by the Plan Administrator (including any electronic procedures for such designation). Legacy Regions Plan participants shall redesignate a Beneficiary under this Plan. If a Legacy Regions Plan participant does not redesignate a Beneficiary, his or her prior designation under the Legacy Regions Plan shall continue in effect. In the event that either (i) a Participant dies without designating a Beneficiary under this Plan, (ii) no designated Beneficiary survives the Participant, or (iii) the designated Beneficiary(ies) cannot be located after reasonable efforts as determined by the Plan Administrator, the benefits will be paid to the person or entity designated as the Participant’s beneficiary under the Regions 401(k) Plan.

2.4    Board. Board means the Company’s Board of Directors.

2.5    Change in Control. Effective November 4, 2006, “Change in Control” means any of the following events:

(a)    the acquisition by any “Person” (as the term “person” is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote in the election of directors (the “Voting Securities”); or

(b)    individuals (the “Incumbent Directors”) who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least two-thirds of the Incumbent Directors who are then on the Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the individual was named as nominee) shall be an Incumbent Director, unless such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)    consummation of a merger, consolidation, reorganization, statutory share exchange, or similar form of corporate transaction involving the Company or involving the issuance of shares by the Company, the sale or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Company’s assets or deposits, or the acquisition of assets or stock of another entity by the Company (each a “Business Combination”), unless such Business Combination is a “Non-Control Transaction.” A “Non-Control Transaction” is a Business Combination immediately following which the following conditions are met:

(i)    the stockholders of the Company immediately before such Business Combination own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote in the election of directors (or similar officials in the case of a non-corporation) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Company or all of substantially all of the Company’s assets, stock or ownership units either directly or through one or more subsidiaries) (the “Surviving Corporation”) in substantially the same proportion as their ownership of the company Voting Securities immediately before such Business Combination;

(ii)     at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial Business Combination agreement; and

(iii)     no person other than (A) the Company or any of its subsidiaries, (B) the Surviving Corporation or its ultimate parent corporation, or (C) any employee benefit plan (or related trust) sponsored or maintained by the Company immediately before such Business Combination beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities entitled to vote in the election of directors; or

(iv)     Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

Prior to November 4, 2006, a “Change in Control” shall mean:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below of this section; or

(b)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that the such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.6    Code. Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that Code section.

2.7    Company. Company means Regions Financial Corporation or any successor thereto. Prior to November 4, 2006, with regard to the AmSouth Plan, Company means AmSouth Bancorporation, and with regard to the Legacy Regions Plan, Company means Regions Financial Corporation.

2.8    Compensation. Compensation for any Plan Year means a Participant’s “Compensation” as defined under the Regions 401(k) Plan, without regard to any limits on such Compensation imposed by or for the purpose of complying with Code Section 401(a)(17). Effective January 1, 2009, Compensation does not include amounts paid by Morgan Keegan.

2.9    Employee. Employee means any person who is employed by the Company or an Affiliate.

(a)    Special Provisions. Effective November 4, 2006, and prior to the merger of the Legacy Regions Plan into the Plan on April 1, 2008, notwithstanding the foregoing, employees of Regions Financial Corporation and its affiliates including, but not limited to, Morgan Keegan, hired prior to November 4, 2006, and employees hired on and after November 4, 2006 on the Regions PeopleSoft payroll system were not “Employees” eligible to participate in this Plan (i.e., the AmSouth Plan). Additionally, Participants transferring employment to Morgan Keegan as a result of the merger of AmSouth Bancorporation into Regions Financial Corporation ceased active participation in this Plan as of the date of the transfer to Morgan Keegan.

(b)    Special Legacy Regions Plan Provisions. Effective November 4, 2006, and prior to the merger of the Legacy Regions Plan into the Plan on April 1, 2008, notwithstanding the foregoing, employees of Regions Financial Corporation who were employees of AmSouth Bancorporation and its affiliates as of the merger on November 4, 2006, and employees hired on and after November 4, 2006 on the AmSouth Cyborg payroll system, were not “Employees” eligible to participate in the Legacy Regions Plan.

2.10     Employer. Employer means the Company and each Affiliate, except Morgan Keegan, BlackArch LLC, and Regions Insurance Group, Inc. and any of its subsidiary companies.

2.11     ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under such section.

2.12     Legacy Regions Plan. Legacy Regions Plan means the Regions Financial Corporation Supplemental 401(k) Plan established by Regions Financial Corporation effective January 1, 2001, until its merger into this Plan on April 1, 2008.

2.13     Morgan Keegan. Morgan Keegan means Morgan Keegan & Company, Inc., including any successors thereto.

2.14     Participant. Participant means an Employee of an Employer who has met, and continues to meet, the eligibility requirements hereof. Participant shall also include any person who has accrued a benefit under the Plan that has neither been forfeited nor fully paid to him.

2.15     Plan. Plan means this Plan, the Regions Financial Corporation Non-Qualified Excess 401(k) Plan (formerly the Regions Financial Corporation Supplemental 401(k) Plan and the AmSouth Bancorporation Supplemental Thrift Plan), as amended from time to time.

2.16     Plan Administrator. Plan Administrator means the Benefits Management and Human Resources Committee and any successor to such Committee. The Benefits Management and Human Resources Committee may delegate any administrative functions to an individual or committee, and any reference to “Plan Administrator” shall refer to such individual or committee as appropriate.

2.17     Plan Year. Plan Year means the calendar year.

2.18     Regions 401(k) Plan. Regions 401(k) Plan means the Regions Financial Corporation 401(k) Plan (formerly the AmSouth Bancorporation Thrift Plan), which is a defined contribution profit sharing plan with a cash or deferred arrangement qualified under Code Sections 401(a), (k) and (m), as amended from time to time.

2.19     Section 409A. Section 409A means Section 409A of the Internal Revenue Code and shall include any amendments thereto or successor provisions as well as any applicable current and future regulations, rulings, IRS notices and other binding legal authority interpreting or modifying the legal requirements under Section 409A.

2.20     Specified Employee. Specified Employee means a specified employee as defined in Section 409A and shall be determined in accordance with the Company’s general policy for determining specified employees, as such policy may be amended from time to time.

2.21     Termination of Service. Termination of Service means separation from service as defined in Section 409A.

2.22     Valuation Date. Valuation Date means the last day of each calendar quarter and any other date that the Plan Administrator selects in its sole discretion for the revaluation and adjustment of Accounts.

ARTICLE III
PARTICIPATION

3.1    Eligibility.

(a)    AmSouth Plan Provisions Prior to January 1, 2008. This subsection shall apply only before January 1, 2008. Any Employee hired on or after January 1, 2007 was eligible to participate hereunder as of the first day of the month coinciding with or next following the later of the Employee’s date of hire and the date the Employee’s Base Salary equaled or exceeded $175,000. Any Employee hired prior to January 1, 2007 who was not a Participant on January 1, 2007 was eligible to participate hereunder as of the later of January 1, 2007 or the date the Employee’s Base Salary equaled or exceeded $175,000. Any other Employee became a Participant on the first day of the month immediately following the date he or she was designated in writing as a Participant in this Plan by the Chief Executive Officer of the Company or his designee.

(b)    Legacy Regions Plan Provisions Prior to January 1, 2008. Prior to January 1, 2008, an Employee hired by Regions Financial Corporation or its subsidiaries or affiliates was eligible if the Employee was offered by the Company the opportunity to participate in the Legacy Regions Plan.

(c)    With regard to the Plan and the Legacy Regions Plan, effective January 1, 2008 any Employee (other than an employee of Morgan Keegan) shall be eligible to participate as of the January 1 coinciding with or next following the date that the Employee has a base salary that equals or exceeds 200% of the amount set forth in Section 414(q)(1)(B)(i) of the Code, as indexed. Any other Employee shall be a Participant on the January 1 immediately following the date he or she is designated in writing as a Participant in this Plan by the Chief Executive Officer of the Company or his designee.

(d)    (i)    Effective November 4, 2006, and prior to the merger of the Legacy Regions Plan into the Plan on April 1, 2008, notwithstanding the foregoing, Employees of Regions Financial Corporation and its Affiliates including, but not limited to, Morgan Keegan, hired prior to November 4, 2006 and Employees hired on and after November 4, 2006 on the Regions PeopleSoft payroll system were not eligible to participate in this Plan. Additionally, Participants transferring employment to Morgan Keegan as a result of the merger of AmSouth Bancorporation into Regions Financial Corporation ceased active participation in this Plan as of the date of the transfer to Morgan Keegan.

(ii)    Effective November 4, 2006, and prior to the merger of the Legacy Regions Plan into the Plan on April 1, 2008, notwithstanding the foregoing, Employees of Regions Financial Corporation who were employees of AmSouth Bancorporation and its affiliates as of the merger on November 4, 2006, and Employees hired on and after November 4, 2006 on the AmSouth Cyborg payroll system, were not eligible to participate in the Legacy Regions Plan.

(e)    Additional Participants as of January 1, 2013. Effective January 1, 2013, an Employee who is not otherwise eligible under subsections (a) through (d) above shall be eligible to participate for the following purposes provided the Employee satisfies the following conditions. An Employee is eligible under this subsection as of the first day of a Plan Year if the Employee has Compensation for the prior Plan Year in excess of the dollar limitation in Code Section 401(a)(17), and the employer contribution credited under Section 4.3(b)(iii) hereof (based on Compensation in the prior Plan Year) is not less than $100. An Employee who is eligible under this subsection shall immediately participate with respect to the employer contribution credited under Section 4.3(b)(iii) hereof, and with respect to the right to execute a supplemental bonus reduction agreement under Section 4.1(a). An Employee who is eligible under this subsection for any Plan Year shall continue to be eligible to participate in subsequent Plan Years, and with respect to each such subsequent Plan Year, shall be eligible

(i)to execute a supplemental salary reduction agreement under Section 4.1(a) before the first day of such subsequent Plan Year,

(ii)     to be credited with matching contributions under Section 4.2, and

(iii)     to be credited with employer contributions under Section 4.3(b)(i) and (ii).

(f)    Notwithstanding subsections (a) through (e) above, no current employee of Regions Insurance Group, Inc. nor any current employee of any subsidiary of Regions Insurance Group, Inc. shall be eligible to participate in the Plan.

3.2    Election of Form of Distribution.

(a)    Upon a Participant’s initial participation in this Plan, a Participant shall make a one-time election of the form of distribution of benefits from the Plan on a form provided by the Plan Administrator. The election shall be irrevocable (except as otherwise specifically provided for herein). The election may include a different form of benefit to be paid in the event of Termination of Service within two years after a Change in Control. The Participant must choose to receive benefit distributions at his or her Termination of Service in (i) a lump sum cash payment; (ii) substantially equal annual installments over a period of five years; or (iii) substantially equal annual installments over a period of 10 years. In each case, payments shall commence within 60 days of the Participant’s Termination of Service (prior to April 1, 2008, within 90 days of the Valuation Date immediately following the Participant’s Termination of Service). Any Participant who fails to complete and return an election form will be deemed to have irrevocably elected to receive a lump sum distribution, unless the Participant had a prior election on file. All current Plan Participants may complete an election form by December 31, 2008 to select the form of distribution in effect beginning January 1, 2009 to comply with Section 409A of the Code.

Notwithstanding the foregoing, a Participant whose benefit is frozen in the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan as of January 1, 2014, and transferred to this Plan as described in Section 4.6, shall not make a form of distribution election under this Plan for such benefits. Rather, such transferred benefits shall be paid as follows:

(i)    If the Participant elected a lump sum form of payment under the terms of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan, his or her Supplemental Executive Retirement Plan Account shall be paid in the form of a lump sum in the same manner and at the same time such benefit would have been paid under the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan as in effect on the date of such transfer.

(ii)    If the Participant did not elect a lump sum form of payment under the terms of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan, his or her Supplemental Executive Retirement Plan Account shall be paid in the form of a “DC Annuity.” The DC Annuity shall be payable as an annual annuity for a fixed period of years, equal to the Participant’s life expectancy (or the Participant’s and his or her spouse’s joint life expectancy if the Participant elected a joint and survivor annuity) as of the payment commencement date provided under the terms of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“DC Annuity Payment Commencement Date”), rounded to the nearest whole number of years (the “Fixed Period”). Life expectancy shall be determined using the “applicable mortality table” under Code Section 417(e)(3) in effect for the Plan Year containing the DC Annuity Payment Commencement Date.

(1)    The initial annual payment shall be made as of the DC Annuity Payment Commencement Date and shall be (i) the Participant’s Supplemental Executive Retirement Plan Account balance as of the DC Annuity Payment Commencement Date, divided by (ii) the number of years in the Fixed Period.

(2)    The Participant’s subsequent annual payments shall be redetermined each year using the procedure in subsection (1) above but using the remainder of the Fixed Period (which, for the avoidance of doubt, shall be Fixed Period as of the prior year reduced by one year); and the updated balance as of the anniversary of the DC Annuity Payment Commencement Date which shall be the prior year’s Supplemental Executive Retirement Plan Account balance incremented with investment credits (which may be positive or negative) from the prior determination date to the next annual determination date, and subtracting the prior payment. In the event of the Participant’s death before the last payment is made to the Participant, notwithstanding Section 6.2, the remaining annual payments shall be made to the Participant’s surviving spouse in the same manner such annual payments were made to the Participant.

(3)    Upon the expiration of the Fixed Period, no additional annual payments shall be made. In the event of the Participant’s and his or her surviving spouse’s deaths before the expiration of the Fixed Period, the remaining balance in the Supplemental Executive Retirement Plan Account shall be paid in the form of a lump sum to a beneficiary. The Plan Administrator shall provide the Participant with an opportunity to designate a beneficiary for this purpose, and to change the designated beneficiary if the Participant desires to do so. If no beneficiary has been properly designated, the Participant’s estate shall be the beneficiary.

Election to Change the Form of Distribution. Notwithstanding the form of distribution election made upon a Participant’s initial participation in the Plan, a Participant may change his or her election as to the form of distribution of benefits on a form provided by the Plan Administrator; provided, however, any election to change the form of distribution of benefits must satisfy the requirements under Treasury Regulation Section 1.409A-2(b), as it may be amended from time to time. A Participant may change his or her election as to the form of distribution of benefits no more than two (2) times after the Participant’s initial form of distribution election.

(b)    Notwithstanding the Participant’s distribution election, if the Participant’s vested Account balance at the Participant’s Termination of Service does not exceed the applicable dollar amount under Code Section 402(g)(1)(B) ($15,500 for 2008), the Participant’s benefits will be paid in a lump sum payment within 60 days of the Participant’s Termination of Service (prior to April 1, 2008, within 90 days of the Valuation Date immediately following the Participant’s Termination of Service). This limit on lump sum payments shall apply to the Legacy Regions Plan effective January 1, 2009. This provision shall apply only if the payment results in the termination of and liquidation of the entirety of the Participant’s interest under the Plan and all other arrangements treated as a single plan under Treasury Regulation Section 1.409A-1(c)(2).

(c)    Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her termination of employment, any payments which would otherwise be made because of the Termination of Service during the first six months following Termination of Service shall not be paid in that period. Rather, any such payments shall be accumulated and paid to the recipient in a lump sum on the first payroll of the seventh month following the Termination of Service, with continued investment earnings/losses through the date of distribution. All subsequent payments (if any) shall be paid in the manner specified on the election form. Installment payments shall, for this purpose, be considered a series of separate payments.

ARTICLE IV
BENEFITS

4.1    Salary Reduction Contributions.

(a)    Salary Reduction Agreement. Each Participant in this Plan may execute a supplemental salary reduction agreement on a form prescribed by the Plan Administrator (including electronic procedures for such agreements as may be established by the Plan Administrator). On this form the Participant may elect to reduce his or her Compensation for the Plan Year by a whole percentage that does not exceed 80% (25% for years prior to 2007). The supplemental salary reduction agreement shall be executed prior to the first day of the Plan Year for which it is to be effective, or in the case of a Participant who first becomes eligible to participate in the Plan during the Plan Year, the supplemental salary reduction agreement shall be executed within 30 days of initial eligibility under this Plan effective for Compensation earned subsequent to the election. The supplemental salary reduction agreement for any Plan Year shall be irrevocable for such Plan Year. Moreover, prior to January 1, 2008, an election for a Plan Year shall remain in full force and effect for all subsequent Plan Years unless modified or revoked by the Participant in writing to the Plan Administrator before the first day of the Plan Year for which such modification or revocation is to be effective. With regard to the Legacy Regions Plan, and effective January 1, 2008 with respect to this Plan, a Participant must make a new election each year (i.e., the prior year’s deferral election will not be deemed to continue in subsequent years). Prior to January 1, 2008, the provisions of the Legacy Regions Plan shall apply with regard to procedures for deferral elections for the Legacy Regions Plan.

Effective January 1, 2007, with regard to “performance-based Compensation” as defined in the immediately following paragraph, a Participant may execute a supplemental bonus reduction agreement on a form prescribed by the Plan Administrator to elect to reduce his or her performance-based Compensation for the Plan Year by a whole percentage that does not exceed 80%. Such supplemental bonus reduction agreement must be executed on or before the date that is six months before the end of the performance period, and the Participant must have performed services continually from the later of (i) the beginning of the performance period, or (ii) the date the performance criteria are established through the date an election is made in accordance with this paragraph.

“Performance-based Compensation” is Compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria (i.e., established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established) relating to a performance period of at least 12 consecutive months. Performance-based Compensation will not include any amount or portion of any amount that will be paid either (i) regardless of performance, or (ii) based upon a level of performance that is substantially certain to be met at the time the criteria are established. The determination of “performance-based Compensation” shall be made in accordance with Section 409A.

A Participant’s salary reduction agreement entered into for the 2008 Plan Year under the Legacy Regions Plan, prior to the merger, shall remain in effect for the full Plan Year as if made for the Plan.

(b)    Effectiveness of Salary Reduction Agreement. A Participant’s supplemental salary reduction agreement shall take effect and amounts specified in the supplemental salary reduction agreement shall begin to be credited to such Participant’s Salary Reduction Contributions Account at such time as the Participant has made the maximum elective deferrals (total of both pre-tax and Roth 401(k) contributions) to the Regions 401(k) Plan allowed by Code Section 402(g) or by the provisions of the Regions 401(k) Plan.

(c)    Allocation. Prior to April 1, 2008, salary reduction contributions shall be allocated to the Participant’s Salary Reduction Contributions Account as of the last day of each calendar quarter within the Plan Year. Effective April 1, 2008, salary reduction contributions shall be allocated to the Participant’s Salary Reduction Contributions Account as soon as practicable following the payroll period from which the salary reduction contributions are withheld from Compensation.

(d)    Special Rules for Eligible Special Pay. For 2010, the supplemental salary reduction agreement shall not apply to Eligible Special Pay (as defined in the Regions 401(k) Plan). For Plan Years commencing in or after 2011, the Participant may (but shall not be required to) specify a different reduction percentage to be applied to Eligible Special Pay; provided however that the salary reduction attributable to Eligible Special Pay must come out of compensation that would otherwise have been paid to the Participant in cash, and is reduced to the extent such cash compensation is not available to be reduced.

4.2    Employer Matching Contributions.

(a)    Eligibility. A Participant shall be credited with matching contributions under this Plan for a Plan Year at such time as the Participant ceases to receive a matching contribution under the Regions 401(k) Plan, regardless of whether such Participant’s supplemental salary reduction agreement has become effective as provided in Section 4.1 above. Effective January 1, 2007, a Participant shall not be eligible to receive matching contributions under this Plan until the first day of the month following completion of one Year of Service as defined in the Regions 401(k) Plan.

(b)    Amount. The amount of matching contributions credited to a Participant’s account under this Plan shall be equal to 100% (or such larger percentage as is determined by the Board of Directors with respect to the Regions 401(k) Plan) of the sum of (i) and (ii) below:

(i)the Participant’s unmatched (determined on a per payroll basis) elective deferrals (whether pre-tax or Roth 401(k) up to a total of 5% (4% between January 1, 2012 - December 31, 2018 and 6% before January 1, 2012)) made to the Regions 401(k) Plan; and

(ii)    salary reduction contributions credited to the Participant’s account under this Plan pursuant to the Participant’s supplemental salary reduction agreement.

Provided, however, that (A) no matching contributions shall be made on salary reduction contributions or deferrals under (i) or (ii) above to the extent that such salary reduction contributions or deferrals determined on an annual basis (but determined on a per payroll basis prior to January 1, 2007) exceed 5% (4% between January 1, 2012 - December 31, 2018 and 6% before January 1, 2012) of the Participant’s Compensation; and (B) nothing in this Section 4.2 shall entitle a Participant to be credited with a matching contribution under this Plan for any salary reduction contribution or deferral made to the Regions 401(k) Plan prior to the time such Participant has received the maximum matching contributions to the Regions 401(k) Plan allowed under the terms of the Regions 401(k) Plan.

Effective January 1, 2007, matching contributions shall be calculated on an annual basis. In calculating matching contributions for a Plan Year, salary reduction contributions or deferrals made prior to the first day of the month after a Participant’s completion of one Year of Service (as defined in the Regions 401(k) Plan) shall not be matched.

(c)    Legacy Regions Plan. Matching contributions with regard to the Legacy Regions Plan prior to April 1, 2008 were made in accordance with such plan.

(d)    Allocations. Prior to April 1, 2008 with regard to the Plan, matching contributions shall be allocated to the Participant’s Matching Contributions Account as of the last day of each calendar quarter within the Plan Year. With regard to the Legacy Regions Plan prior to April 1, 2008 and to the Plan effective April 1, 2008, matching contributions are credited as soon as practicable following the payroll period from which the deferral was made.

(e)    Legacy Regions Plan Vesting. Amounts credited to a Participant’s Legacy Regions Account attributable to pay periods ending prior to January 1, 2005, and earnings thereon, shall be separately accounted for and shall be vested upon three years of vesting service determined in accordance with the Regions 401(k) Plan (prior to April 1, 2008, the Legacy Regions Financial Corporation 401(k) Plan). Forfeited matching contributions will be the property of the Company and will remain in the general assets of the Company. Matching contributions attributable to pay periods ending on or after January 1, 2005, and earnings thereon, shall be fully vested at all times.

(f)     Temporary Suspension of Employer Matching Contributions. Notwithstanding subsections (a) and (b) above, no matching contributions shall be credited with respect to pre-tax elective deferrals or salary reduction contributions made to the Regions 401(k) Plan for pay periods that begin after March 31, 2009 and prior to January 1, 2010.

4.3    Employer Contributions. For Plan Years beginning on and after January 1, 2008, the Employer will make an annual employer contribution in accordance with the following.

(a)    Eligibility. A Participant who was eligible to receive matching contributions for the prior Plan Year, and who is employed by the Company on the first business day of the year of the employer contribution, shall be eligible to receive employer contributions in accordance with this Section.

(b)    Amount. The amount of the employer contribution credited to a Participant’s account under this Plan shall be in an amount that is equal to the sum of (iii) below plus the excess, if any, of (i) over (ii) below:

(i) The amount of matching contributions (up to 5% (4% between January 1, 2012 - December 31, 2018 and 6% before January 1, 2012)) the Participant would have received under this Plan for the prior Plan Year if the Participant’s supplemental salary reduction agreement had been applied to all Compensation for the prior Plan Year earned subsequent to the election and earned on and after the date the supplemental salary reduction agreement became effective.

(ii) The amount of matching contributions the Participant actually received for the prior Plan Year.

(iii) The excess, if any, of (A) the “Additional Employer Contribution” the Participant would have received in the prior year in the Regions 401(k) Plan absent the limitation on compensation in Section 401(a)(17) of the Code, over (B) the actual amount credited to the Participant as an Additional Employer Contribution for such year.

(c)    Allocations. Employer contributions shall be allocated to each Participant’s Employer Contribution Account as soon as administratively feasible, but in no event later than February 28 (or the next following business day) of the Plan Year.

(d)    Notwithstanding the foregoing provisions of this Section, no employer contributions will be made in 2008 with regard to Participants in the Legacy Regions Plan.

(e)    Temporary Suspension of Employer Contributions. Notwithstanding subsections (a) and (b) above, no employer contributions shall be made or credited after March 31, 2009 and prior to January 1, 2010.

(f)     Special Rules for Eligible Special Pay. For 2011, the Employer Contribution (made with respect to Compensation and supplemental salary reduction agreements for 2010) shall include in its computation Eligible Special Pay (as defined in the Regions 401(k) Plan). For 2011 and later years, if the Participant elected a salary reduction of 6% or more (whether or not such reduction applied to Eligible Special Pay), the Employer Contribution shall be determined as if the supplemental salary reduction agreement applied to Eligible Special Pay.

(g)    In addition to the amounts described above, a Participant may be credited with additional employer contributions as indicated in records maintained in the permanent records of the Sponsor’s Human Resources Division.

4.4    Forfeitability of Benefits. Except as otherwise specifically provided for herein, Participants shall have a 100% vested and nonforfeitable right to the balance of their Account under this Plan at all times.

4.5    Special Provisions Regarding Legacy Regions Plan DC Restoration Plan Account. Effective April 1, 2008, the Plan Administrator shall establish and maintain a separate account under the Legacy Regions Plan Account to hold amounts previously credited to the Participant’s DC Restoration Plan Account under the Legacy Regions Plan for amounts previously transferred from the Regions Financial Corporation Nonqualified Defined Contribution Restoration Plan (the “DC Restoration Plan”). Such accounts may be funded by a Company contribution in the amount credited to the bookkeeping accounts established and maintained under the DC Restoration Plan. If an account is funded, it may be held in a rabbi trust established and maintained by the Company for the purpose of setting aside Company assets to pay benefits under top-hat plans such as this Plan. Any such account may be designated a “Legacy Regions Plan DC Restoration Plan Account.” A Legacy Regions Plan DC Restoration Plan Account shall represent the final value of the DC Restoration Plan bookkeeping accounts, calculated as of May 13, 2002, including earnings thereon. Following establishment of a Legacy Regions Plan DC Restoration Plan Account, earnings on such account shall be determined in the same manner described herein with respect to a Participant’s Salary Reduction Contributions Account. A Participant’s Legacy Regions Plan DC Restoration Plan Account is an employer contribution account and shall be treated for all purposes not otherwise specified in this Section in the same manner as a Participant’s matching contributions account under the Legacy Regions Plan. Without otherwise limiting the meaning of the preceding sentence, this shall mean that (i) the Beneficiary of any amounts in a Participant’s Legacy Regions Plan DC Restoration Plan Account shall be the Beneficiary of the Participant as defined under the Plan; and (ii) in the event of death, disability, retirement or termination of the Participant’s employment with the Company for any reason, the vested portion of a Participant’s Legacy Regions Plan DC Restoration Plan Account established and maintained pursuant to this Section shall be distributed in accordance of the terms of this Plan.

4.6    Special Provisions Regarding Transferred Frozen Benefits from the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan. Effective January 1, 2014, or as soon as administratively feasible thereafter, the Plan Administrator shall establish and maintain the Supplemental Executive Retirement Plan Account to hold amounts transferred from the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan. Such accounts may be funded by a Company contribution in the amount credited to the bookkeeping accounts established and maintained under the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan. If an account is funded, it may be held in a rabbi trust established and maintained by the Company for the purpose of setting aside Company assets to pay benefits under top-hat plans such as this Plan. Following establishment of a Supplemental Executive Retirement Plan Account, earnings on such account shall be credited in the manner described in Section 5.2.

4.7    Special Provision Regarding Transfer of Certain Participants to the Regions Insurance Group, Inc. Supplemental 401(k) Plan. Effective as of the last calendar day immediately preceding the closing date of that certain Stock Purchase Agreement (“SPA”), dated April 4, 2018, as amended, current employees of Regions Insurance Group, Inc. and any of its subsidiary companies (collectively, “RIG Employees”) who are Participants in this Plan shall be transferred, along with their Account balances, determined as of the last business day immediately preceding the closing date of the SPA, to the Regions Insurance Group, Inc. Supplemental 401(k) Plan (the “RIG Plan”). Following such transfer, RIG Employees will no longer be Participants, nor will they be eligible to participate, in this Plan, and their transferred Account balances, including any and all subaccount balances, will be administered in accordance with the provisions of the RIG Plan.

ARTICLE V
ACCOUNTS; UNSECURED BENEFITS; FINANCING

5.1    Participant Accounts. Each contribution credited to a Participant under Article IV shall be allocated to an individual bookkeeping Account maintained on behalf of that Participant by the Plan Administrator. Each Participant’s Account shall be adjusted for earnings in the manner described in Section 5.2.

5.2    Valuation of Participant Accounts.

(a)    Prior to April 1, 2008 with regard to the Plan, as of each Valuation Date, each Participant’s Account shall be adjusted to reflect earnings as follows: An average of the Participant’s Account (the “Average Account Balance”) shall be obtained by dividing (a) the sum of (i) the Participant’s Account as of the immediately preceding Valuation Date, and (ii) the Participant’s Account as of the immediately preceding Valuation Date plus all contributions since the immediately preceding Valuation Date, by (b) two. The Participant’s Average Account Balance shall be multiplied by the Applicable Interest Rate, and this product shall be added to or subtracted from the Participant’s Account. The. “Applicable Interest Rate” for a Participant shall be the Participant’s personal rate of return in the AmSouth Thrift Plan for the quarter as reflected on his or her AmSouth Thrift Plan statement for the quarter. If the Participant does not have a balance in the AmSouth Thrift Plan as of the Valuation Date, the Participant’s Account shall be adjusted to reflect earnings by multiplying the Participant’s Average Account Balance by the average rate of return for the “Stable Principal Fund” in the AmSouth Thrift Plan for the period.

(b)    Prior to April 1, 2008, the Legacy Regions Plan and on and after April 1, 2008, the Plan, shall credit earnings on Accounts according to the direction of the Administrator. The Administrator may follow, in its discretion, investment requests of the Participant, although the Administrator is under no requirement to do so. Investment requests by a Participant must be made in a manner acceptable to the Administrator. Matching contributions credited to an Account shall be credited with earnings according to the earnings and losses experienced by the Company’s common stock. For this purpose, the experience of a unitized employer stock fund may be utilized to calculate earnings. Amounts contributed to a Trust may be actually invested in an employer stock fund or another fund requested by the Participant for the purpose of generating earnings to satisfy this Section. The investment choices under the Plan may be similar to the investment choices available to participants in the Regions 401(k) Plan. The Participant may request a particular investment of the portion of the amounts credited to the Participant’s Account as matching contributions into any available investment fund under the Plan.

(c)    Notwithstanding the foregoing, on and after January 1, 2015, the Plan shall credit notional earnings on Accounts according to the direction of the Administrator. The Administrator may follow, in its discretion, notional investment requests of the Participant, although the Administrator is under no requirement to do so. Notional investment requests by a Participant must be made in a manner acceptable to the Administrator. Amounts contributed to a Trust may be actually invested in an employer stock fund or another fund requested by the Participant for the purpose of generating earnings to satisfy this Section. With respect to an employer stock fund, the experience of a unitized employer stock fund may be utilized to calculate earnings. The investment choices under the Plan may be similar to the investment choices available to participants in the Regions 401(k) Plan.

5.3        Unsecured Benefits; Financing. The benefits under this Plan shall be paid out of the general assets of the Company (including assets held in the Trust as described in this Section). The Company may establish a rabbi Trust to provide benefits under the Plan. Effective April 1, 2008, in the event of a Change in Control (as defined in Section 2.5), which is not a Merger of Equals as defined below, a rabbi Trust shall be established. In the event a rabbi Trust is established, the Company shall select an entity to serve as Trustee for the Trust. No Participant or Beneficiary shall have any interest in any specific asset of any Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of any Employer. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a fiduciary relationship between an Employer and any Participant or Beneficiary or a right of continued employment for any Participant.

Notwithstanding the above, no rabbi trust shall be established or funded if such establishment or funding would result in any property of such trust being treated as property transferred in connection with the performance of services under Section 409A(b)(3).

For purposes of this Section, a “Merger of Equals” means any Change in Control transaction approved by the Company’s Incumbent Board and specifically designated by the Incumbent Board as a merger of equals.

ARTICLE VI
DISTRIBUTIONS

6.1    Termination of Service.

(a)    Upon a Participant’s Termination of Service, the Participant shall be entitled to the vested balance of his or her Account. This balance shall be paid to the Participant pursuant to the Participant’s election of distribution form (in accordance with Section 3.2) except as specifically provided otherwise herein.

(b)    Special temporary provision for Legacy Regions Plan Account. Upon a Participant’s Termination of Service, the Participant’s Legacy Regions Plan Account shall be distributed as follows. If the amount of the Legacy Regions Plan Account is less than $50,000, the entire amount shall be distributed to the Participant in a single lump sum within 60 days of Termination of Service. If the amount of the Legacy Regions Plan Account is equal to or greater than $50,000, it shall be distributed in ten annual installments, with the first installment paid within 60 days of Termination of Service, and the remaining installments paid on January 31 of each successive year. Notwithstanding the above, if the Participant is a Specified Employee at the time of his Termination of Service, the first annual installment (and if applicable, the second annual installment) or the lump sum, as applicable, shall be paid on the first payroll of the seventh month following Termination of Service, with successive payments made on January 31 of each successive year. Effective January 1, 2009, payments of the Legacy Regions Plan Account shall be made in accordance with subsection (a) above rather than in accordance with this subsection.

(c)    Special temporary provision for MIP Deferred Compensation Account. Notwithstanding the above, amounts attributable to the Regions Financial Corporation Optional Deferred Compensation Plan for Management Incentive Plan Participants (the “MIP Plan”) shall be distributed in accordance with the Participants’ elections under the MIP Plan. Effective January 1, 2009, payments of the MIP Deferred Compensation Account shall be made in accordance with subsection (a) above rather than in accordance with this subsection.

(d)    Special Provisions Regarding Transferred Frozen Benefits from the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan. Notwithstanding the above, amounts attributable to the Supplemental Executive Retirement Plan Account shall be distributed at the time provided under the terms of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan as in effect on the date of the transfer of such amounts to this Plan.

6.2    Death of the Participant. If the Participant dies before the distribution of his or her Account is completed, the balance in the Account shall be distributed to the Participant’s Beneficiary in a lump sum cash payment or in 5 or 10 year annual installments based on the form of distribution elected by the Participant, beginning within 60 days of the Participant’s death (prior to April 1, 2008, within 90 days of the Valuation Date immediately following the Participant’s death). Notwithstanding any election by the Participant, if the Participant’s balance at the time of his or her death does not exceed the applicable dollar amount under Code Section 402(g)(1)(B) ($15,500 for 2008), the Participant’s benefit shall be paid to his or her Beneficiary in a lump sum cash payment within 60 days of the Participant’s death (prior to April 1, 2008, within 90 days of the Valuation Date immediately following the Participant’s death).

6.3    No In-Service Withdrawals. A Participant may not receive a distribution from his or her Account before incurring a Termination of Service.

ARTICLE VII
ADMINISTRATION

7.1    Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business. The Plan Administrator shall have absolute and complete discretionary authority to interpret and administer the Plan and shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan. The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals or committees. In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such matters within their jurisdiction. The Plan Administrator shall have the right to consult with attorneys and other advisors regarding its duties under this Plan, and such attorney and advisors may be employed by the Company.

7.2    Claims Procedure.

(a)    All claims for benefits hereunder, including an application for a distribution, shall be in writing, signed by the claimant, and shall be mailed or delivered to the Plan Administrator or such individuals as the Plan Administrator has delegated the responsibility of receiving and deciding claims (hereinafter referred to as the “Claims Administrator”). The Claims Administrator shall make an initial decision on all claims for benefits within 90 days of receipt by the Claims Administrator (or if special circumstances require an extension of time and written notice thereof is given to the claimant within such 90-day period, then within 180 days of receipt), and except as provided for below with respect to appeals, such initial decision shall be binding. If a claim is wholly or partially denied, a notice of such decision shall be furnished to the claimant within the periods specified above and shall set forth: (A) the specific reason or reasons for denial; (B) a reference to pertinent Plan provisions upon which the denial is based; (C) description of information needed to perfect the claim and why such information is needed; and (D) an explanation of the claims review procedure herein.

(b)    Appeal. If a claimant who has been denied a claim by the Claims Administrator files, within 60 days after his receipt of such denial, a written request for review, signed by the claimant and setting forth the alleged reasons why his claim was improperly denied, the Claims Administrator shall fully and fairly review such decision and advise the claimant in writing of its decision and the reasons therefor within 60 days after the Claims Administrator receives such request for review. In connection with such review, the claimant shall have the right to have representation, review pertinent plan documents and submit issues and comments in writing. In the event of special circumstances, the time for response may be delayed for an additional period of up to 60 days, but written notice thereof must be given to the claimant within the initial 60-day period. In the review process described above, the claimant shall produce all evidence, documents, information and arguments in favor of his position. The Claims Administrator shall not be required to consider any evidence, documents, information or arguments in favor of the claimant’s position in its review, other than those that have been brought forth by the claimant in the initial claim and the review process. No claimant may file a lawsuit or bring any other legal action against the Plan, the Company, or any fiduciary with respect to any claim until completing the review process.

(c)    Review of Interpretations. If a Participant or other party believes himself or his Beneficiary to be adversely affected by an interpretation or construction of any provision of the Plan made by the Plan Administrator, other than the denial of a benefit claim, such Participant or other party may submit a written request for full and fair review of such interpretation or construction to the Claims Administrator. The Claims Administrator, or if appropriate, the Plan Administrator, shall within a reasonable time fully and fairly review such interpretation and construction and reach a decision thereon, following the procedures set forth above. All rules governing the claims review process shall apply to a request for review of an interpretation under this paragraph.

(d)    Timing and Venue. Any claim that could be brought under this Section 7.2 must be submitted as a claim hereunder and must be submitted within two years of (1) the date on which the payment of benefits under the Plan was made, or (2) the date on which the action complained or grieved of occurred. No action at law or equity may be brought without submission of a claim in accordance with the provisions of this Section 7.2, including the provision for appeal. No action at law or equity to recover benefits under the Plan or otherwise subject to this Section 7.2 shall be commenced later than one year from the date a decision on appeal is furnished to the claimant. Any such action at law or equity must be filed in the United States District Court for the Northern District of Alabama.

7.3    Tax Withholding. The Employer may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.

7.4    Expenses. All expenses incurred in the administration of the Plan shall be paid by the Company. In determining investment returns from investment of funds that constitute employer general assets, expenses related to such investments may be deducted in determining such returns.

ARTICLE VIII
ADOPTION BY AFFILIATES, AMENDMENT AND TERMINATION

8.1     Adoption of the Plan by Affiliate. All Affiliates of the Company (but specifically excluding Morgan Keegan, BlackArch LLC, and Regions Insurance Group, Inc. and any of its subsidiary companies) are deemed to have adopted this Plan and any amendments as of the later of (i) the effective date of this Plan, or (ii) the date of such Affiliate’s affiliation with the Company.

8.2    Amendment and Termination. This Plan may at any time or from time to time be amended or terminated. No amendment, modification or termination shall adversely affect the Participant’s rights under this Plan to receive benefits already credited to his or her Account, except to the extent necessary to comply with any applicable law, and further provided that the Plan may be amended to change the time and form of payment of such benefits, or the investments available with respect to crediting of investment earnings or interest, as necessary for compliance with Section 409A or for other administrative reasons.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1    Nonalienation. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void. Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, and any other like or unlike claims. The preceding shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order.

9.2    Distribution For Minors and Incompetents. In making any distribution to or for the benefit of any minor or incompetent person, the Plan Administrator, in its sole and absolute discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt by such guardian, committee, relative or other person shall be a complete discharge to the Company without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

9.3    Severability. If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.4    Applicable Law. Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Alabama. The Plan is intended to comply with Section 409A, and any ambiguity hereunder shall be interpreted in such a way as to comply, to the extent necessary, with Section 409A or to qualify for an exemption from Section 409A.

* * * * *

APPENDIX A
PRIOR ELIGIBILITY RULES FOR THE PLAN
(AMSOUTH PLAN)

(a)    Any Employee who was eligible to participate in the AmSouth Bancorporation Thrift Plan and whose annual base salary, including amounts not currently includible in gross income under Code Sections 125, 401(k) or 402(a)(8), but excluding special pay, bonuses, commissions or other incentive pay, reimbursement for expenses, special supplements for automobile or club dues, and the Prior Profit Sharing Plan Bonus (“Base Salary”) as of January 1, 1995 was equal to or greater than $150,000, became a Participant in this Plan as of January 1, 1995.

(b)    Prior to July 1, 2004, any other Employee who was eligible to participate in the AmSouth Bancorporation Thrift Plan and whose annual base salary including amounts not currently includible in gross income under Code Sections 125, 401(k) or 402(a)(8), but excluding special pay, bonuses, commissions or other incentive pay, reimbursement for expenses, special supplements for automobile or club dues, and the Prior Profit Sharing Plan Bonus (“Base Salary”) was equal to or greater than $150,000 as of January 1 became a Participant in this Plan as of that January 1. Prior to July 1, 2004, any employee hired during the year whose Base Salary was equal to or greater than $150,000 on the date of hire became a Participant immediately. After January 1, 2004 and prior to July 1, 2004, any Employee who was employed prior to January 1, 2004 whose salary was equal to or greater than $150,000 but less than $175,000 and who was not a Participant in the Plan on January 1, 2004 became a Participant on January 1, 2005. Notwithstanding the foregoing, any person who became an Employee on or after July 1, 2004, and any person who was an Employee prior to July 1, 2004 who was eligible to participate in the AmSouth Bancorporation Thrift Plan as of July 1, 2004 and whose Base Salary (as defined above in this paragraph) was not equal to or greater than $150,000 as of July 1, 2004 became a Participant in this Plan as of the January 1 following the date that his or her Base Salary equaled or exceeded $175,000. Effective July 1, 2004, any employee hired during the year whose Base Salary was equal to or greater than $175,000 on the date of hire became a Participant immediately. Any Employee who was not a Participant on January 1, 2006 and any Employee hired on or after January 1, 2006 became eligible to participate hereunder as of the first day of the month coinciding with or next following the later of the Employee’s completion of one Year of Service and the date the Employee’s Base Salary equals or exceeds $175,000.